POWER OF ATTORNEY

The undersigned director of Apollo Investment Corporation, a corporation formed under the laws of the State of Maryland (the "Company"), hereby constitutes and appoints Joseph D. Glatt and Gregory W. Hunt, and each of them, her true and lawful attorney and agent, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as a director, a Registration Statement on Form N-2 of the Company, including any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company's common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts or units; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 20 day of February, 2020.

SIGNATURE	TITLE
/s/	Director
Barbara Matas	